EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Heritage Financial Group
HeritageBank of the South 401(k) Plan
We consent to the incorporation by reference in Registration Statement No. 333-130291 of Heritage Financial Group on Form S-8 of our report dated June 25, 2007, appearing in this Annual Report on Form 11-K of HeritageBank of the South 401(k) Plan for the year ended December 31, 2006.
/s/ MAULDIN & JENKINS, LLC
Albany, Georgia
June 28, 2007